UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 22, 2009
NetApp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 East Java Drive, Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On June 22, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved compensation packages for fiscal year 2010 for the Company’s senior executives, including the named executive officers. For fiscal year 2010, the annual base salaries and target incentive compensation awards for the following named executive officers (including our principal executive officer and our principal financial officer) will be:

	Base Salary	Target Incentive
	FY2010	Compensation
Daniel J. Warmenhoven	$900,000	130%
Chairman and Chief Executive Officer
Thomas Georgens	$600,000	120%
President and Chief Operating Officer
Thomas F. Mendoza	$600,000	120%
Vice Chairman
Robert E. Salmon,	$530,000	110%
Executive Vice President, Field Operations
Steven J. Gomo	$500,000	110%
Executive Vice President and Chief Financial Officer
     The approval of annual base salaries and target incentive compensation awards (which are expressed as a percentage of annual base salary) for the named executive officers was based on an annual review of the compensation of senior executive positions. The annual base salaries and target incentive compensation awards for the named executive officers remained unchanged from fiscal year 2009 amounts. The fiscal year 2010 annual base salaries are effective August 1, 2009, and target incentive compensation awards are effective April 25, 2009.
     Incentive compensation for the Company’s named executive officers is determined pursuant to the terms of the Company’s Executive Compensation Plan, which was adopted by the Company’s Board of Directors on July 13, 2007, approved by the Company’s stockholders on September 19, 2007, and filed as an exhibit to the Company’s Proxy Statement dated July 25, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetApp, Inc.
June 26, 2009	By:	/s/ Andrew Kryder
		Name:	Andrew Kryder
		Title:	Secretary, General Counsel, and Senior Vice President, Legal and Tax